EXHIBIT 23.4


                         CONSENT OF THE APPRAISERS

                        [Letterhead of AvSolutions]


 The Board of Directors
 US Airways, Inc.
 2345 Crystal Drive
 Arlington, VA  22227

 Ladies and Gentlemen:

           We consent to the use of our report dated November 16, 1998, included in US Airways, Inc.'s Registration Statement on Form S-4 relating to the offer of Pass Through Certificates (Class C), Series 1998-1, by US Airways, Inc. and to the reference to our firm in such Registration Statement.


                                   AvSolutions, Inc.


                                   By: /S/ Bryant Lynch
                                      -------------------------------------
                                      Name:   Bryant Lynch
                                      Title:  Manager, Commercial
                                                Appraisals

 Washington, D.C.
 January 8, 1999